UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2011 (August 10, 2011)
Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	1-9397 (Commission File No.)	76-0207995 (I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     The information included, or incorporated by reference, in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 10, 2011, Baker Hughes Incorporated (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named in the Purchase Agreement, in connection with the Company’s private placement of senior notes.
     The Purchase Agreement provides for, among other things, the issuance and sale by the Company of $750 million in aggregate principal amount of 3.20% senior unsecured notes due 2021 (the “Notes”). The securities to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The securities will be offered and issued only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.
     The Purchase Agreement provides that the obligations of the initial purchasers to purchase the Notes are subject to receipt of legal opinions by counsel and to other customary conditions. The Company has agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make because of any of those liabilities. The Company also agreed not to issue certain debt securities for a period commencing on August 10, 2011 and ending on the business day following the closing of the Notes offering (anticipated to be August 17, 2011) without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. In addition, the Purchase Agreement contains customary representations and warranties and contemplates the execution of a registration rights agreement relating to the Notes.
     The Company intends to use the net proceeds from this offering to redeem all of its outstanding 6.50% senior notes due 2013, of which an aggregate principal amount of $500 million is currently outstanding. The Company will use any remaining net proceeds for general corporate purposes, which could include funding ongoing operations, business acquisitions and repurchases of the Company’s common stock. The net proceeds of the offering may be invested temporarily in short-term marketable securities pending such usages.
     A copy of the Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Purchase Agreement contained herein is qualified in its entirety by the full text of such exhibit.
     Certain of the initial purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates in the ordinary course of business. Specifically, affiliates of each of the initial purchasers serve various roles in the Company’s credit facility.

Item 9.01	Financial Statements and Exhibits
      (d)      Exhibits.

Exhibit No.	Document Description
10.1	Purchase Agreement dated August 10, 2011 among Baker Hughes Incorporated and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED
Date: August 15, 2011	By:	/s/ William D. Marsh
William D. Marsh
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Purchase Agreement dated August 10, 2011 among Baker Hughes Incorporated and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein